Exhibit 99.1 (b) 7

Independent Auditors’ Consent

The Board of Managers

ArcLight Systems LLC:

We consent to the incorporation by reference in the registration statement (No. 333-109371) on Form S-3, registration statement (No. 333-103959) on Form S-4 and registration statements (Nos. 33-55057, 333-05449, 333-05427, 333-50474 and 333-107526) on Form S-8 of NDCHealth Corporation of our report dated March 7, 2003, with respect to the balance sheets of ArcLight Systems LLC as of December 31, 2002 and 2001, and the related statements of operations, members’ equity, and cash flows for the year ended December 31, 2002 and the period from April 1, 2001 (date of inception of operations) to December 31, 2001, which report appears in the Form 8-K of NDCHealth Corporation dated March 15, 2004.

/s/ KPMG LLP

Columbus, Ohio

March 15, 2004